Exhibit 10.1

February 13, 2009

Bill Futterer

Managing Member

Gulf Coast Entertainment, LLC

c/o Futterer Partners LLC/PSE-3

4030 Wake Forest Road

Suite 300

Raleigh, NC 27609

RE:	Stock Purchase Agreement (“Agreement”) dated the 28th day of January, 2009 between Midwest Racing, Inc., Dover Motorsports, Inc., Gulf Coast Entertainment, L.L.C.

Dear Bill:

As promised (and in less than a page).

Please have this letter countersigned below to reflect our agreement to amend Section 3.4 to the Agreement as follows:

In the last sentence, strike the words “and for the racetrack facility to be owned or operated by Buyer at the Alabama Motorsports Park, a Dale Earnhardt, Jr. Speedway.” Then add a sentence which reads: “Dover shall have first negotiating rights relative to a management agreement for the racetrack facility to be owned or operated by Buyer at the Alabama Motorsports Park, a Dale Earnhardt, Jr. Speedway.”

Thank you.

Sincerely,

Dover Motorsports, Inc.	Midwest Racing, Inc.

/s/ Klaus M. Belohoubek	/s/ Klaus M. Belohoubek
Klaus M. Belohoubek	Klaus M. Belohoubek
Senior Vice President – General Counsel	Senior Vice President – General Counsel

ACCEPTED AND AGREED

Gulf Coast Entertainment, LLC

By:	/s/ Michael C. Dow

Date:	2-13-09